         As filed with the Securities and Exchange Commission on October 1, 1999
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                              VERILINK CORPORATION
             (Exact name of Registrant as specified in its charter)
                 ----------------------------------------------

           Delaware                                             94-2857548
 (State of Other Jurisdiction                                 (I.R.S. Employer
of Incorporation of Organization)                            Identification No.)

                                145 Baytech Drive
                           San Jose, California 95134
                    (Address of Principal Executive Offices)

                   Amended and Restated 1993 Stock Option Plan
                              (Full Title of Plans)
                 ----------------------------------------------

                                  John C. Batty
                             Vice President, Finance
                              Verilink Corporation
                                145 Baytech Drive
                           San Jose, California 95134
                     (Name and Address of Agent for Service)

                                 (408) 945-1199
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                               Cori M. Allen, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                        Palo Alto, California 94304-1018
                                 (415) 813-5600
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price       Aggregate Offering        Registration
to be Registered                Registered            Per Share(1)             Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share                  1,000,000              $2.375               $2,375,000               $660.25
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Verilink Corporation common stock reported on the Nasdaq National Market on September 29, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exhange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File No. 333-05651 and 333-69755, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8. Exhibits.

     5.1  Opinion of Morrison & Foerster LLP

     23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2 Consent of PricewaterhouseCoopers LLP

     24.1 Power of Attorney (See signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Verilink Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 1, 1999.

                                       VERILINK CORPORATION


                                       By: /s/ Dannelle M. Emmett
                                           ---------------------------------
                                           Dannelle M. Emmett, Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Graham
G. Pattison and John C. Batty and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                     Title                            Date
      ---------                                     -----                            ----
/s/ Graham G. Pattison           President, Chief Executive Officer and         October 1, 1999
------------------------         Director
Graham G. Pattison               (Principal Executive Officer)

/s/ John C. Batty                Vice President, Finance and                    October 1, 1999
------------------------         Chief Financial Officer
John C. Batty                    (Principal Financial and Accounting
                                 Officer)

/s/ Howard Oringer               Chairman of the Board of Directors,            October 1, 1999
------------------------         Director
Howard Oringer

/s/ Leigh S. Belden              Director                                       October 1, 1999
------------------------
Leigh S. Belden

/s/ Steven C. Taylor             Vice Chairman of the Board of Directors,       October 1, 1999
------------------------         Director
Steven C. Taylor

/s/ John Major                   Director                                       October 1, 1999
-------------------------
John Major

/s/ John A. McGuire              Director                                       October 1, 1999
-------------------------
John A. McGuire

EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------
5.1         Opinion of Morrison & Foerster LLP

23.1        Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2        Consent of PricewaterhouseCoopers LLP

24.1        Power of Attorney (see signature page)


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